Exhibit 23

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We have issued our report dated March 20, 2013, with respect to the consolidated financial statements included in the Annual Report of Spherix Incorporated on Form 10-K for the year ended December 31, 2012.  We hereby consent to the incorporation by reference of said report in the Registration Statements of Spherix Incorporated on Forms S-8 (File No. 333-66053, File No. 333-184170 and File No. 333-185524), and on Forms S-3 (File No. 333-161531 and File No. 333-177748).

/s/ Grant Thornton LLP

McLean, VA
March 20, 2013